                                                                    EXHIBIT 99.1

                                [CARAUSTAR LOGO]


FOR IMMEDIATE RELEASE
JULY 24, 2001
                                                  CONTACT: H. Lee Thrash, III
                                                  Chief Financial Officer
                                                  (770) 948-3101



                                CARAUSTAR REPORTS
                   QUARTERLY NET INCOME AND EARNINGS PER SHARE


ATLANTA, GEORGIA - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that revenues for the second quarter ended June 30, 2001, were $216.3 million, a decrease of 15.2 percent from revenues of $255.1 million for the same quarter of 2000. Net income for the second quarter of 2001 was $376 thousand, compared to second quarter 2000 net income of $9.5 million. The diluted earnings per share for the second quarter of 2001 were $0.01, compared to $0.37 in the second quarter of 2000. The second quarter 2001 results include a $3.8 million pre-tax reduction in reserves related to expiring unfavorable supply contracts acquired with the Sprague paperboard mill in April 1999. Excluding the Sprague reserve reduction, the loss per diluted share for the second quarter of 2001 was $0.07.

For the six-month period ended June 30, 2001, revenues were $436.4 million, a
13.3 percent decrease from revenues of $503.6 million for the first half of 2000. The net loss for the first six months of 2001 was $10.5 million compared to net income of $11.6 million in the same period last year. The net loss for the first six months of 2001 includes pre-tax restructuring charges recorded in the first quarter of $4.4 million related to the permanent shutdown of our Chicago, Illinois paperboard mill and $2.6 million related to the consolidation of the operations of our Salt Lake City, Utah carton plant into our Denver, Colorado carton plant. Also included in the net loss was an extraordinary loss of $2.7 million, net of tax benefit, related to the early extinguishment of debt in the first quarter of 2001. The loss per diluted share was $0.38 for the first half of 2001 compared with earnings per share of $0.45 for the first half of 2000. Net loss before extraordinary loss and excluding restructuring costs and the Sprague reserve reversal for the first six months of 2001 was $5.7 million, or a loss per diluted share of $0.20, compared to net income excluding restructuring costs for the same period last year of $16.0 million, or earnings per diluted share of $0.62.

Total volume for the company declined 13 percent to 256 thousand tons in the second quarter of 2001 compared to the second quarter of 2000. Paperboard mill volume decreased 16 percent to 224 thousand tons, while converted products volume declined 14 percent to 117 thousand tons. When compared to the first quarter of 2001, however, total shipments increased three percent with gypsum facings, tube and core board and folding carton board each showing some improvement.


                                     -more-

Caraustar Industries, Inc.
July 24, 2001
Page 2


Gross paperboard margins at our paperboard mills were unchanged in the second quarter of 2001 compared to the first quarter of 2001, as both paperboard selling prices and recovered fiber costs declined $7 per ton. Energy costs at our paper mills decreased $9 per ton in the second quarter of 2001 compared to the first quarter of 2001. Paperboard margins on tubes and cores increased by $2 per ton, as selling prices were unchanged and paperboard costs decreased by $2 per ton in the second quarter of 2001 compared to the first quarter of 2001.

Thomas V. Brown, president and chief executive officer of Caraustar, noted, "As is true of the paperboard packaging industry overall, unit volume continues to be our biggest challenge. The 2001 second quarter demand for the recycled boxboard industry declined 0.5 percent from this year's first quarter. Caraustar's three percent improvement in the second quarter reversed a six-quarter decline in mill volume. The continued development of clay coated board grades for various lightweight markets and other specialty applications should increase demand from our clay coated mills in succeeding quarters. The ongoing discussions with Georgia-Pacific's Gypsum Wallboard Division have led to an extension of the transition period of the recently signed contract to December 31, 2001. We are optimistic that a business resolution to the contract dispute will be reached by the end of the year.

"We are encouraged by the $9.5 million improvement in operating income in the second quarter compared to the first quarter of 2001. As forecasted, energy costs in our mill group declined by $9 per ton in the second quarter of 2001 and contributed $2.0 million to the improvement in operating income. The six thousand ton improvement in mill volume contributed over $1.5 million to improved operating income in the second quarter, while slightly improved volume and lower operating costs in our converting operations contributed an additional $2.2 million to operating income in the quarter. Due to significantly lower manufacturing costs at our Sprague mill and lower than expected volume related to the unfavorable supply contracts acquired with the Sprague mill in April 1999, we were able to reduce our contract reserve by approximately $3.8 million in the second quarter. If the company continues to fulfill its contractual obligations at current cost levels, the reserve may be further reduced in the second half of 2001.

"Future gains in the second half of 2001 will be dependent on mill and converted products volume growth. We currently expect a three to four percent increase in mill volumes in the third quarter and a similar improvement in the fourth quarter. All of these gains are expected to come from new product initiatives. We do not anticipate a recovery in our basic industry through the balance of 2001.

"Paperboard margins are expected to improve slightly. Fiber costs and selling prices should remain stable with some further decline in energy costs. We should also see reductions in other operating costs in the third and fourth quarters of 2001 as a result of a number of cost reduction projects that are underway or have been completed."

Caraustar, a recycled packaging company, is one of the largest and lowest-cost manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has maintained its industry low-cost status through diversification and integration from raw materials to finished products. Caraustar is the only major packaging company that serves the four principal recycled paperboard product markets: tubes, cores and cans; folding carton and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products.

Caraustar will be hosting a Webcast of its second quarter results beginning at 10:30 a.m. (EDT) July 24, 2001. In order to listen to the Webcast of its conference call, participants can log on at http://www.videonewswire.com/ event.asp?id=157 or log on at http://www.caraustar.com and look for the Webcast button/icon on "Our Financials" page of the Caraustar Web site.


                                     -more-

Caraustar Industries, Inc.
July 24, 2001
Page 3


This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding expected increases in mill and converted product volume, paperboard margins and reduced operating costs. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company's products, the degree of success achieved by the company's new product initiatives, changes in government regulations, the company's ability to complete acquisitions and successfully integrate the operations of acquired businesses and the company's ability to service its substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements.


                                      # # #

                   CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             For The Three Months Ended           For The Six Months Ended
                                                                      June 30,                             June 30,
                                                             ---------------------------         ---------------------------
                                                                2001              2000              2001              2000
                                                             ---------         ---------         ---------         ---------
                                                                     (Unaudited)                          (Unaudited)
SALES                                                        $ 229,759         $ 268,631         $ 462,847         $ 529,481
FREIGHT                                                         13,444            13,552            26,430            25,849
                                                             ---------         ---------         ---------         ---------
         Net sales                                             216,315           255,079           436,417           503,632

COST OF SALES                                                  165,615           198,253           344,022           392,639
                                                             ---------         ---------         ---------         ---------
         Gross profit                                           50,700            56,826            92,395           110,993

SELLING, GENERAL AND ADMINISTRATIVE
         EXPENSES                                               36,312            36,561            73,029            75,051
                                                             ---------         ---------         ---------         ---------
         Operating income before restructuring costs            14,388            20,265            19,366            35,942

RESTRUCTURING COSTS                                                  0                 0             7,083             6,913
                                                             ---------         ---------         ---------         ---------
         Operating income                                       14,388            20,265            12,283            29,029

OTHER (EXPENSE) INCOME:
Interest expense                                               (11,556)           (7,824)          (20,766)          (15,611)
Interest income                                                    217                83               305               257
Equity in (loss) income of unconsolidated affiliates            (1,150)            3,460            (2,735)            6,370
Other, net                                                        (791)             (282)             (513)             (350)
                                                             ---------         ---------         ---------         ---------
                                                               (13,280)           (4,563)          (23,709)           (9,334)
                                                             ---------         ---------         ---------         ---------
INCOME (LOSS) BEFORE MINORITY INTEREST, INCOME
         TAXES AND EXTRAORDINARY LOSS                            1,108            15,702           (11,426)           19,695

MINORITY INTEREST                                                   65               (58)               37              (133)

PROVISION (BENEFIT) FOR INCOME TAXES                               797             6,158            (3,634)            7,915
                                                             ---------         ---------         ---------         ---------

INCOME (LOSS) BEFORE EXTRAORDINARY LOSS                      $     376         $   9,486         $  (7,755)        $  11,647

EXTRAORDINARY LOSS FROM EARLY EXTINGUISHMENT
         OF DEBT, NET OF TAX BENEFIT                         $       0         $       0         $  (2,695)        $       0
                                                             ---------         ---------         ---------         ---------

NET INCOME (LOSS)                                            $     376         $   9,486         $ (10,450)        $  11,647
                                                             =========         =========         =========         =========

BASIC

EARNINGS (LOSS) PER COMMON SHARE BEFORE
         EXTRAORDINARY LOSS                                  $    0.01         $    0.37         $   (0.28)        $    0.45
                                                             =========         =========         =========         =========

EXTRAORDINARY LOSS PER COMMON SHARE                          $    0.00         $    0.00         $   (0.10)        $    0.00
                                                             =========         =========         =========         =========

NET INCOME (LOSS) PER COMMON SHARE                           $    0.01         $    0.37         $   (0.38)        $    0.45
                                                             =========         =========         =========         =========

Weighted average number of shares outstanding                   27,852            25,784            27,834            25,704
                                                             =========         =========         =========         =========

DILUTED

EARNINGS (LOSS) PER COMMON SHARE BEFORE
         EXTRAORDINARY LOSS                                  $    0.01         $    0.37         $   (0.28)        $    0.45
                                                             =========         =========         =========         =========

EXTRAORDINARY LOSS PER COMMON SHARE                          $    0.00         $    0.00         $   (0.10)        $    0.00
                                                             =========         =========         =========         =========

NET INCOME (LOSS) PER COMMON SHARE                           $    0.01         $    0.37         $   (0.38)        $    0.45
                                                             =========         =========         =========         =========

Diluted weighted average number of shares outstanding           27,865            25,793            27,840            25,721
                                                             =========         =========         =========         =========

                            CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands, Except Share Data)


                                                                            June 30,         December 31,
                                                                              2001               2000*
                                                                            ---------        ------------
                                                                            (Unaudited)
                                               ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                             $  25,177         $   8,900
      Receivables, net of allowances                                          106,019            93,145
      Inventories                                                             106,298           111,560
      Refundable income taxes                                                   3,825             3,913
      Other current assets                                                     12,692             9,438
                                                                            ---------         ---------
          Total current assets                                                254,011           226,956
                                                                            ---------         ---------

PROPERTY, PLANT AND EQUIPMENT:
      Land                                                                     12,648            12,663
      Buildings and improvements                                              133,243           127,816
      Machinery and equipment                                                 621,686           620,418
      Furniture and fixtures                                                   12,415            12,164
                                                                            ---------         ---------
                                                                              779,992           773,061
      Less accumulated depreciation                                          (310,279)         (289,752)
                                                                            ---------         ---------
      Property, plant and equipment, net                                      469,713           483,309
                                                                            ---------         ---------

GOODWILL, net                                                                 148,694           150,894
                                                                            ---------         ---------

INVESTMENT IN UNCONSOLIDATED AFFILIATES                                        63,160            65,895
                                                                            ---------         ---------

OTHER ASSETS                                                                   17,475             7,043
                                                                            ---------         ---------
                                                                            $ 953,053         $ 934,097
                                                                            =========         =========

                                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Current maturities of debt                                            $     398         $   1,259
      Accounts payable                                                         57,172            63,752
      Accrued liabilities                                                      48,104            56,531
      Dividends payable                                                           836             4,702
                                                                            ---------         ---------
          Total current liabilities                                           106,510           126,244
                                                                            ---------         ---------

SENIOR CREDIT FACILITY                                                              0           194,000
                                                                            ---------         ---------
OTHER LONG-TERM DEBT, less current maturities                                 506,292           272,813
                                                                            ---------         ---------
DEFERRED INCOME TAXES                                                          45,000            50,949
                                                                            ---------         ---------
DEFERRED COMPENSATION                                                           2,121             2,315
                                                                            ---------         ---------
OTHER LIABILITIES                                                               7,215             6,853
                                                                            ---------         ---------
MINORITY INTEREST                                                               1,078             1,115
                                                                            ---------         ---------


SHAREHOLDERS' EQUITY:
      Preferred stock, $.10 par value; 5,000,000 shares
          authorized; none issued                                                   0                 0
      Common stock, $.10 par value; 60,000,000 shares
          authorized, 27,851,824 and 26,204,567 shares
          issued and outstanding at June 30, 2001
          and December 31, 2000, respectively                                   2,785             2,620
      Additional paid-in capital                                              179,618           160,824
      Retained earnings                                                       103,311           117,117
      Accumulated other comprehensive income                                     (877)             (753)
                                                                            ---------         ---------
                                                                              284,837           279,808
                                                                            ---------         ---------
                                                                            $ 953,053         $ 934,097
                                                                            =========         =========

* Condensed from audited financial statements

                   CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                  For the Six Months Ended
                                                                           June 30,
                                                                  ---------------------------
                                                                    2001              2000
                                                                  ---------         ---------
Cash provided by (used in)                                                (Unaudited)

Operating activities:
      Net (loss) income                                           $ (10,450)        $  11,647
      Extraordinary loss from early extinguishment of debt            4,305                 0
      Depreciation and amortization                                  31,011            29,874
      Restructuring costs                                             3,987             5,696
      Other noncash adjustments                                      (5,867)            6,216
      Equity in income of unconsolidated affiliates,
           net of distributions                                       2,735            (2,370)
      Changes in current assets and liabilities                      (9,430)          (25,982)
                                                                  ---------         ---------
      Net cash provided by operating activities                      16,291            25,081
                                                                  ---------         ---------

Investing activities:
      Purchases of property, plant and equipment                    (17,868)          (33,449)
      Acquisitions of businesses, net of cash acquired                  (34)           (4,056)
      Investment in unconsolidated affiliates                             0           (50,809)
      Other                                                              89             2,693
                                                                  ---------         ---------
      Net cash used in investing activities                         (17,813)          (85,621)
                                                                  ---------         ---------

Financing activities:
      Proceeds from senior credit facility                           18,000           103,000
      Repayments of senior credit facility                         (212,000)          (49,000)
      Proceeds from the issuance of the 7 1/4%
           and 9 7/8% notes                                         291,200                 0
      Repayments of other long and short-term debt                  (67,109)             (104)
      7.74% senior notes prepayment penalty                          (3,565)                0
      Dividends paid                                                 (7,202)           (9,194)
      Proceeds from issuance of stock                                     0               460
      Other                                                          (1,525)             (420)
                                                                  ---------         ---------
      Net cash provided by financing activities                      17,799            44,742
                                                                  ---------         ---------

Net change in cash and cash equivalents                              16,277           (15,798)
Cash and cash equivalents at beginning of period                      8,900            18,771
                                                                  ---------         ---------
Cash and cash equivalents at end of period                        $  25,177         $   2,973
                                                                  =========         =========



Supplemental Disclosures:

      Cash payments for interest                                  $  14,504         $  14,572
                                                                  =========         =========
      Cash payments for income taxes                              $   1,113         $   5,185
                                                                  =========         =========
      Stock issued for acquisitions                               $  18,799         $   5,374
                                                                  =========         =========